As filed with the Securities and Exchange Commission on April 29, 2014
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILICON LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2793174
(State or other jurisdiction of	(I.R.S Employer Identification No.)
incorporation or organization)

400 West Cesar Chavez

Austin, Texas 78701

(Address, including zip code, of registrant’s principal executive offices)

SILICON LABORATORIES INC.

2009 STOCK INCENTIVE PLAN

SILICON LABORATORIES INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

G. Tyson Tuttle

Chief Executive Officer

400 West Cesar Chavez

Austin, Texas 78701

(Name and Address of Agent for Service)

(512) 416-8500

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☒   Accelerated filer ☐   Non-accelerated filer ☐   Small Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	3,100,000	(2)	$51.65	$160,115,000	$20,623	(4)
	450,000	(3)	$43.90	$19,755,000	$2,544	(5)
	3,550,000				$23,167
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Silicon Laboratories Inc. (the “Registrant”) which become issuable under the Silicon Laboratories Inc. 2009 Stock Incentive Plan (the “2009 Stock Plan”) and the Silicon Laboratories Inc. 2009 Employee Stock Purchase Plan (the “2009 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)

The shares registered herein represent additional shares of the Registrant’s Common Stock reserved under an amendment and restatement of the 2009 Stock Plan approved by the Registrant’s stockholders at the Registrant’s annual meeting on April 15, 2014. Shares previously reserved under such plan were registered on Form S-8 on May 1, 2009.

(3)

The shares registered herein represent additional shares of the Registrant’s Common Stock reserved under an amendment and restatement of the 2009 ESPP approved by the Registrant’s stockholders at the Registrant’s annual meeting on April 15, 2014. Shares previously reserved under such plan were registered on Form S-8 on May 1, 2009.

(4)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee of the additional shares of the Registrant’s Common Stock reserved for future issuance under the 2009 Stock Plan. The computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on NASDAQ Global Select Market on April 22, 2014.

(5)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee of the additional shares of the Registrant’s Common Stock reserved for future issuance under the 2009 ESPP. The computation is based on 85% of the average of the high and low prices of the Registrant’s Common Stock as reported on NASDAQ Global Select Market on April 22, 2014. Pursuant to the 2009 ESPP, the purchase price of a share of the Registrant’s Common Stock is 85% of the fair market value of the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this “Registration Statement”) will be delivered or made available to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 (Part II of this Registration Statement), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by Silicon Laboratories Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the Commission on January 31, 2014;

(b)  The Registrant’s Current Report on Form 8-K filed with the Commission on January 24, 2014 and April 16, 2014, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s latest Annual Report referred to in (a) above, provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this Registration Statement; and

(c)  The description of the Registrant’s Common Stock which is contained in its Registration Statement (SEC File No. 000-29823) on Form 8-A filed with the Commission on March 7, 2000 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Registrant’s certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.  The Registrant’s bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance.

Item 7.         Exemption From Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description

4.1

Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-94853))

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004)

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included within signature page to this Registration Statement)

99.1*	Silicon Laboratories Inc. 2009 Stock Incentive Plan (As Amended and Restated on April 15, 2014)

99.2**	Silicon Laboratories Inc. 2009 Employee Stock Purchase Plan (As Amended and Restated on April 15, 2014)

*  Exhibit 99.1 is incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Commission on April 16, 2014.

** Exhibit 99.2 is incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the Commission on April 16, 2014

Item 9.         Undertakings.

(A)       The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Silicon Laboratories Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 29, 2014.

SILICON LABORATORIES INC.

By:	/s/ G. Tyson Tuttle
G. Tyson Tuttle
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William G. Bock and John C. Hollister, and each of them, acting individually, as his or her attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ NAVDEEP S. SOOCH	Chairman of the Board	April 29, 2014
Navdeep S. Sooch

/s/ G. TYSON TUTTLE	Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2014
G. Tyson Tuttle

/s/ WILLIAM G. BOCK	President and Director	April 29, 2014
William G. Bock

/s/ JOHN C. HOLLISTER	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2014
John C. Hollister

/s/ DAVID R. WELLAND	Vice President and Director	April 29, 2014
David R. Welland

/s/ ALF-EGIL BOGEN	Director	April 29, 2014
Alf-Egil Bogen

/s/ HARVEY B. CASH	Director	April 29, 2014
Harvey B. Cash

/s/ ROBERT TED ENLOE, III	Director	April 29, 2014
Robert Ted Enloe, III

/s/ JACK R. LAZAR	Director	April 29, 2014
Jack R. Lazar

/s/ LAURENCE G. WALKER	Director	April 29, 2014
Laurence G. Walker

/s/ WILLIAM P. WOOD	Director	April 29, 2014
William P. Wood

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-94853))

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004)

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included within signature page to this Form S-8)

99.1*	Silicon Laboratories Inc. 2009 Stock Incentive Plan (As Amended and Restated on April 15, 2014)

99.2**	Silicon Laboratories Inc. 2009 Employee Stock Purchase Plan (As Amended and Restated on April 15, 2014)

*                 Exhibit 99.1 is incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Commission on April 16, 2014.

**          Exhibit 99.2 is incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed with the Commission on April 16, 2014.